                                                       EXHIBIT 10.32



             AMENDMENT NO. 2 TO THE FIBREBOARD CORPORATION RESTATED
                   1988 EMPLOYEE STOCK OPTION AND RIGHTS PLAN


     1. Section 2(a) of the Fibreboard Corporation Restated 1988 Employee Stock Option and Rights Plan (the "Plan") has been amended to read as follows:

          "The stock subject to option and other provisions of the Plan shall be shares of the Corporation's authorized but unissued, or reacquired, common stock, $.01 par value per share ("Common Stock"). The aggregate maximum number of shares of Common Stock issuable under the Plan pursuant to options, stock appreciation rights, limited stock appreciation rights and restricted stock awards granted hereunder shall not exceed in the aggregate 1,600,000 shares; provided, that such aggregate number of shares shall be subject to adjustment in accordance with the provisions of Section 9(c)."

     2. The first sentence of Section 5(e) of the Plan has been amended to read as follows:

          "On July 13, 1988 and the July 1 of each year after 1988 that the Plan is in effect, each individual serving as a non-employee member of the Board of Directors shall automatically be granted a Non-Statutory Option to purchase 4,000 shares of Common Stock (subject to adjustment under Section 9(c) hereof) (the "Automatic Option Grant")."

     3.   Section 8(c) of the Plan has been amended to read as follows:

          "Each non-employee director serving as such on July 13, 1988 is awarded 4,000 restricted stock rights, which shall be forfeitable until the director serves three years from the date of this grant as a director, or, if sooner, until the occurrence of a Change of Control as described in Section
          10(b), without regard to whether the Board adopts a resolution determining that no Change of Control has occurred. If the non-employee director resigns, is removed or is not re-nominated to the Board at the expiration of the director's term of office, a portion of the restricted stock rights will be nonforfeitable according to the number of whole years served as a non-employee director as follows: 40% of the restricted shares after one year; an additional 30% of the restricted shares after two years; and an additional 30% of the restricted shares after three years. Shares of Common Stock will be issued pursuant to the restricted stock rights when the restricted stock rights become nonforfeitable. In addition, each individual who becomes a non-employee director after April 7, 1994, during the term of this Plan, will automatically receive an award of 2,000 restricted stock rights effective as of the date on which such individual becomes a non-employee director, subject to the conditions set forth in this subparagraph."

     4. All other terms and provisions of the Plan shall remain in full force and effect.


                                        2